Exhibit 23.3


                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

      As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 10-KSB by Quest Resource Corporation and to the reference to our estimates of reserves and present value of future net reserves as of May 31, 2002 and 2001, into Quest Resource Corporation's previously filed Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431).



/s/ Dwyane McCune
----------------------------
McCune Engineering
Petroleum Engineers

Baldwin City, Kansas
August 27, 2003